New Conseco
News                                                                  Exhibit 99

For Release  Immediate

Contacts (News Media) Mark Lubbers, EVP, Corporate Affairs 317.817.4418 (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893

                    2Q Earnings From Operations $1.3 Million
             Non-Operating Charges Produce Net Loss of $1.3 Billion

      With Goodwill Impairment of $2.9 Billion, Write-Offs Top $4.2 Billion


     Indianapolis, Ind.: Aug. 14, 2002-- Conseco, Inc. (CNCE) today announced earnings from operations of $1.3 million for its second quarter ended June 30, 2002, compared with earnings from operations of $69.6 million for the same period last year.

     In its second quarter, the company took a charge of $1,003 million on its deferred tax asset, which together with charges for other non-operating items in the quarter, resulted in a net loss of $1.3 billion.

     Additionally, the company announced that its goodwill impairment under Statement of Financial Accounting Standards No.142 (SFAS 142) would be $2.9 billion. Under the transitional rules for this accounting change, the effect of the goodwill adjustment is reflected as a cumulative effect of accounting change in the consolidated financial statements for 1Q02.

     The combined effect of operating results and these non-operating charges reduces the shareholders' equity of the company from more than $4.7 billion at December 31, 2001 to $533 million at June 30, 2002.

     As announced last Friday, Conseco, Inc., has begun to pursue a financial restructuring to address the parent company's current leverage and liquidity problems, which are described in the Conseco, Inc. Form 10-Q, filed today. The company has begun speaking with its creditors to attempt to achieve a consensual restructuring. If it is unable to achieve restructuring out of court, the company may use Chapter 11 to achieve that goal.

     Gary Wendt, Chairman and CEO of Conseco, Inc. said, "over the past two years, we have made significant progress in a number of areas. We have good, solid businesses with excellent people and an outstanding customer base. We remain committed to fixing the parent company's overleveraged balance sheet.

     Separately, the company indicated that it received word late today that A.M. Best would downgrade the company's insurance financial strength rating from B++ (Very Good) to B (Fair), with status changed from negative to developing. Mr. Wendt said that the goal of the restructuring is to regain a strong financial position and to restore strong ratings. "We have made the decision to pursue restructuring to dramatically improve the parent company's financial position," said Wendt.

     Wendt also said that the company has met this week with insurance regulators from around the country. He expressed appreciation for positive public comments from several insurance departments that were published today by National Underwriter.



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
                                                                     Conseco (2)
                                                                  Aug. 14, 2002

     Conseco said that pre-tax operating earnings from Finance operations were $40.6 million, up 23% over 1Q02. Pre-tax operating earnings from the Insurance segment were $92.3 million, down 44% from 1Q02.



                                                                Chart 1
                                                           2nd Quarter 2002
                                                  $ millions except per share amounts
                                                  -----------------------------------

                                                                                     Full Year
                                             Q1 `01   Q2 `01     Q3 `01     Q4 `01      2001        Q1 `02        Q2 `02
                                             ------   ------     ------   - -------     ----        ------        ------
Insurance and fee based                      $203.2   $231.6    $ 208.3    $ 200.1    $  843.2    $   163.7     $    92.3
Finance                                        63.6     80.1       72.5       27.0       243.2         33.1          40.6
                                             ------   ------    -------    -------    --------    ---------     ---------
    Subtotal                                  266.8    311.7      280.8      227.1     1,086.4        196.8         132.9

Corporate:
  Interest and dividends                     (152.3)  (138.2)    (130.8)    (127.7)     (549.0)      (118.6)       (122.8)
  Expns less chgs to subs                       8.5     (9.3)      (9.3)      (9.9)      (20.0)        (9.6)         (5.2)
  Interest allocated to CFC                     5.5      1.9        0.0       (0.9)        6.5          0.0           0.0
                                             ------   ------    -------     ------     -------    ---------     ---------

Pre-tax                                       128.5    166.1      140.7       88.6       523.9          68.6          4.9

Taxes                                         (47.7)   (68.1)     (51.8)     (26.5)    (194.1)        (28.7)         (3.6)
                                             ------   ------    -------     ------    -------     ---------     ---------

     Total after-tax pre-goodwill              80.8     98.0       88.9       62.1      329.8          39.9           1.3

Goodwill amortization                         (26.8)   (28.4)     (28.3)     (28.3)    (111.8)          0.0           0.0
                                             ------   ------    -------     ------    -------     ---------     ---------

    Operating earnings                         54.0     69.6       60.6       33.8      218.0          39.9           1.3

Non-operating earnings (loss),
net of tax                                     26.2    (99.9)    (471.2)     (91.8)    (636.7)     (3,086.0)     (1,335.3)
                                             ------   ------    -------     ------    -------     ---------     ---------

Net income (loss) applicable
to common stock                              $ 80.2   ($30.3)   ($410.6)    ($58.0)   ($418.7)    ($3,046.1)    ($1,334.0)
                                             ======   ======    =======     ======    =======     =========     =========

Operating earnings per share:
     Pre-goodwill                             $0.23    $0.29      $0.26     $0.18       $0.97         $0.12         $0.00

     Post-goodwill                            $0.16    $0.21      $0.18     $0.10       $0.64         $0.12         $0.00

Net income (loss) per share                   $0.23   ($0.09)    ($1.21)   ($0.17)     ($1.24)       ($8.82)       ($3.86)
Equivalent shares outstanding                 372.7    337.8      340.3     343.4       338.1         345.2         346.0


The Company said that its 2Q02 non-operating items, net of tax were:

                                                                                $ millions
                                                                                ----------

                  Deferred income tax asset  charge                             (1,003)
                  Losses from reinsurance and asset sale transactions           (   71)
                  Net realized losses on investments                            (  167)
                  Provision for D&O guarantee                                   (   65)
                  Mark to market of AT&T Wireless                               (   15)
                  Debt modification and refinancing charges                     (    8)
                  Discontinued lines and other non-recurring items              (    7)
                  Extraordinary gain on the extinguishment of debt                   1
                                                                                ------

                  Total                                                        $(1,335)
                                                                               =======


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                                                                     Conseco (3)
                                                                  Aug. 14, 2002


Finance Segment

Pre-tax operating earnings in our Finance segment totaled $40.6 million in 2Q02, an increase of $7.5 million or 23% from 1Q02. On-balance sheet receivables decreased slightly to $17.6 billion at June 30, 2002. Our net interest margin increased from 5.20% in 1Q02 to 5.33% in 2Q02. Other key earnings drivers and important points in 2Q02 relating to the Finance segment were as follows:

o Asset-backed securitization spreads improved in 2Q02. The home equity transaction spread increased from 6.24% in 1Q02 to 6.41% in 2Q02. The manufactured housing (MH) spread increased from 4.09% in the April 2002 transaction to 5.43% in the June transaction. The MH proceeds execution rates also increased from 90.9% in April to 96.3% in June. We did not complete a MH securitization in 1Q02.

o The 2% decrease in average on-balance sheet receivables from $18.8 billion in 1Q02 to $18.4 billion in 2Q02 was due to the planned liquidation of receivables associated with our MH dealer floorplan financing. Our Consumer businesses (home equity, private label credit card, and consumer finance) accounted for 54% of on-balance sheet receivables, up slightly from 1Q02.

o Loan originations were $2.03 billion, down 5% from 1Q02 and down 35% from 2Q01, due primarily to the planned 83% decrease in dealer floorplan originations. Our Consumer business originations increased 17% from 1Q02, while manufactured housing (MH) originations decreased 3%. MH originations comprised 16% of 2Q02 originations, down from 21% in 2Q01. The company's planned target share for MH in 2002 is 15% of total originations.

o The above-mentioned 13 basis point improvement in net interest margin for 2Q02 is due to the repayment of our more expensive public debt and improved yield on our Home Equity (HE) portfolio, as risk based pricing initiatives continue to have an impact on margins.

o Operating expenses in 2Q02 decreased nearly $7 million or 4% from 1Q02 as the Finance segment continued to implement cost savings initiatives throughout its organization.


Loss reserve balances increased 6% to $466 million, up from $440 million at March 31, 2002. This increase strengthened the overall reserve position for the on-balance sheet receivables to 2.65% from 2.44% at March 31, 2002 and 1.89% at June 30, 2001. Although some positive trends have been seen, management remains guarded in our near-term outlook regarding credit quality, especially as it relates to our MH portfolio. Managed 60+ days delinquencies rose for our MH portfolio from 2.33% at March 31, 2002 to 2.57% at June 30, 2002. On-balance sheet 60+ days delinquencies in MH rose from 3.11% at March 31, 2002 to 3.44% at June 30, 2002. Retail credit managed 60+ days delinquency was reduced from $82 million (3.16%) at March 31, 2002 to $66 million (2.40%) at June 30, 2002, reflecting enhanced credit controls that have been implemented to improve delinquency and address customer bankruptcy issues.


In 2Q02, Conseco Finance retired $221 million of its public debt, leaving only $8.2 million outstanding at June 30, 2002. Of that amount, $5.5 million was redeemed in July, leaving Conseco Finance with only $2.7 million of outstanding public debt, which will be due in September 2002.







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                                                                     Conseco (4)
                                                                  Aug. 14, 2002

Insurance Segment

Pre-tax operating earnings from our Insurance segment in 2Q02 totaled $92.3 million, a decrease of $71.4 million or 43.6% from 1Q02 and a decrease of $139.3 million or 60.2% from 2Q01. The 2Q02 earnings were negatively impacted by the following:

o changes in lapse rate assumptions on certain universal life policies which resulted in additional nonrecurring amortization expense of $47 million;

o increased surrenders on equity-indexed annuity products, driven in part by equity market declines, which resulted in additional nonrecurring amortization expense of $20 million;

o the impact of completed reinsurance agreements which reduced 2Q02 pre-tax operating earnings by approximately $12 million;

o    overall declines in our traditional life business in-force;

o    declines in assets under management related to our fixed annuity business.

Our supplemental health products - Medicare supplement, long-term care, specified disease, and our group disability and dental insurance lines - continued to demonstrate steady revenues, stable or improving loss ratios, and stable earnings.

New sales were up year over year by 5%. However, total collected premiums in our continuing lines decreased by $131 million or 11% from 1Q02 and by $124 million or 10% compared to 2Q01. The decreases were due to decreases in our equity-indexed annuity, variable annuity and traditional life products. Collected premiums in our fixed annuity products were down slightly ($198 million in 2Q02, $204 million in 1Q02 and $202 million in 2Q01). Collected premiums in our supplemental health products totaled $596 million in 2Q02 compared to $610 million in 1Q02 and $578 million in 2Q01.

Loss ratios in our supplemental health products improved as follows for 2Q02, with comparative ratios shown for 1Q02 and 2Q01:

                                                                2Q02            1Q02            2Q01
                                                                -----           -----          -----

Medicare supplement loss ratio                                  65.75%         66.18%          66.29%

Long-term care:
    Loss ratio                                                  90.32%         95.20%          82.25%
    Interest-adjusted loss ratio                                68.59%         74.61%          63.37%

Specified disease loss ratio                                    65.53%         69.14%          72.98%











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                                                                     Conseco (5)
                                                                  Aug. 14, 2002

Conseco, Inc. (NYSE: CNC)                                                              Quarter Ended      Six Months Ended
Financial Highlights                                                                      June 30:            June 30:
                                                                                        2002     2001       2002      2001
-----------------------------------------------------------------------------------------------------------------------------
Consolidated income analysis (in millions)
Operating earnings from continuing operations before taxes and goodwill amortization:
   Insurance and fee-based segment operating earnings                              $    92.3  $ 231.6    $   256.0   $434.8
   Finance segment operating earnings                                                   40.6     80.1         73.7    143.7
-----------------------------------------------------------------------------------------------------------------------------
   Subtotal                                                                            132.9    311.7        329.7    578.5
-----------------------------------------------------------------------------------------------------------------------------
Holding company activities:
   Corporate expenses, less charges to subsidiaries for services provided               (5.2)    (9.3)       (14.8)    (0.8)
   Interest and dividends, net of corporate investment income                         (122.8)  (138.2)      (241.4)  (290.5)
   Allocation of interest to finance segment                                             0.0      1.9          0.0      7.4
-----------------------------------------------------------------------------------------------------------------------------
Pre-tax operating earnings from continuing operations before                             4.9    166.1         73.5    294.6
  goodwill amortization
Taxes                                                                                   (3.6)   (68.1)       (32.3)  (115.8)
-----------------------------------------------------------------------------------------------------------------------------
After-tax operating earnings from continuing operations before                           1.3     98.0         41.2    178.8
  goodwill amortization
Goodwill amortization                                                                    0.0    (28.4)         0.0    (55.2)
-----------------------------------------------------------------------------------------------------------------------------
Operating earnings from continuing operations applicable to common stock                 1.3     69.6         41.2    123.6
-----------------------------------------------------------------------------------------------------------------------------
Non-operating items, net of tax
   Deferred income tax valuation allowance                                          (1,003.0)     0.0     (1,003.0)     0.0
   Loss related to reinsurance transactions and businesses sold to raise cash          (71.2)    (1.6)       (96.7)    (7.5)
   Net realized losses                                                                (166.6)   (22.0)      (186.5)   (81.1)
   Provision for losses related to loan guarantees                                     (65.0)     0.0        (91.0)     0.0
   Venture capital income (loss) related to our investment in
       AT&T Wireless Services, Inc.                                                    (15.3)    20.8        (65.0)     3.3
   Costs related to debt modification and refinancing transactions                      (8.1)     0.0        (15.9)     0.0
   Discontinued lines and other non-recurring items                                     (7.2)   (71.1)       (19.1)   (80.3)
   Gain on sale of interest in riverboat                                                 0.0      0.0          0.0    122.6
   Impairment charge related to interest-only securities                                 0.0    (21.0)         0.0    (26.0)
   Extraordinary gain (loss) on extinguishment of debt                                   1.1     (5.0)         5.1     (4.7)
   Cumulative effect of accounting change                                                0.0      0.0     (2,949.2)     0.0
-----------------------------------------------------------------------------------------------------------------------------
   Total non-operating items, net of tax                                            (1,335.3)   (99.9)    (4,421.3)   (73.7)
-----------------------------------------------------------------------------------------------------------------------------
Net income (loss) applicable to common stock                                       ($1,334.0)  ($30.3)   ($4,380.1)  $ 49.9
-----------------------------------------------------------------------------------------------------------------------------




















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                                                                     Conseco (6)
                                                                  Aug. 14, 2002

Conseco, Inc. (NYSE: CNC)                                                                Quarter Ended    Six Months Ended
Financial Highlights                                                                        June 30:          June 30:
                                                                                         2002     2001      2002      2001
-----------------------------------------------------------------------------------------------------------------------------
Earnings per diluted share analysis
Operating earnings per diluted share before goodwill amortization:
   Insurance and fee-based segment operating earnings                                    $ 0.17  $ 0.41     $  0.44  $ 0.77
   Finance segment operating earnings                                                      0.08    0.14        0.13    0.25
-----------------------------------------------------------------------------------------------------------------------------
   Subtotal                                                                                0.25    0.55        0.57    1.02
-----------------------------------------------------------------------------------------------------------------------------
Holding company activities:
   Corporate expenses, less charges to subsidiaries for services provided                 (0.01)  (0.02)      (0.03)   0.00
   Interest and dividends, net of corporate investment income                             (0.24)  (0.25)      (0.42)  (0.52)
   Allocation of interest to finance segment                                               0.00    0.01        0.00    0.01
-----------------------------------------------------------------------------------------------------------------------------
Operating earnings per diluted share from continuing operations                            0.00    0.29        0.12    0.51
   before goodwill amortization
Goodwill amortization                                                                      0.00   (0.08)       0.00   (0.16)
-----------------------------------------------------------------------------------------------------------------------------
Operating earnings per diluted share from continuing operations
   applicable to common stock                                                              0.00    0.21        0.12    0.35
-----------------------------------------------------------------------------------------------------------------------------
Non-operating items, net of tax
   Deferred income tax valuation allowance                                                (2.90)   0.00       (2.90)   0.00
   Loss related to reinsurance transactions and businesses sold to raise cash             (0.21)  (0.01)      (0.28)  (0.02)
   Net realized losses                                                                    (0.48)  (0.07)      (0.54)  (0.23)
   Provision for losses related to loan guarantees                                        (0.19)   0.00       (0.26)   0.00
   Venture capital income (loss) related to our investment in
       AT&T Wireless Services, Inc.                                                       (0.04)   0.06       (0.19)   0.01
   Costs related to debt modification and refinancing transactions                        (0.02)   0.00       (0.05)   0.00
   Discontinued lines and other non-recurring items                                       (0.02)  (0.21)      (0.05)  (0.23)
   Gain on sale of interest in riverboat                                                   0.00    0.00        0.00    0.35
   Impairment charge related to interest-only securities                                   0.00   (0.06)       0.00   (0.08)
   Extraordinary gain (loss) on extinguishment of debt                                     0.00   (0.01)       0.01   (0.01)
   Cumulative effect of accounting change                                                  0.00    0.00       (8.53)   0.00
-----------------------------------------------------------------------------------------------------------------------------
   Total non-operating items, net of tax                                                  (3.86)  (0.30)     (12.79)  (0.21)
-----------------------------------------------------------------------------------------------------------------------------
Earnings (loss) per diluted share                                                        ($3.86) ($0.09)    ($12.67) $ 0.14
-----------------------------------------------------------------------------------------------------------------------------
Diluted common shares outstanding (in millions)                                           346.0   337.8       345.6   350.3
-----------------------------------------------------------------------------------------------------------------------------




















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                                                                     Conseco (7)
                                                                  Aug. 14, 2002



Conseco, Inc.                                                                                       At             At
Consolidated Balance Sheet (in millions)                                                       June 30, 2002  Dec. 31, 2001
-----------------------------------------------------------------------------------------------------------------------------
Assets
Investments:
   Actively managed fixed maturities at fair value                                                  $20,791.9      $22,347.0
   Interest-only securities at fair value                                                               207.1          141.7
   Equity securities at fair value                                                                      213.0          227.0
   Mortgage loans                                                                                     1,378.0        1,228.0
   Policy loans                                                                                         541.3          635.8
   Venture capital investment in AT&T Wireless Services, Inc.                                            51.2          155.3
   Other invested assets                                                                                327.4          292.4
-----------------------------------------------------------------------------------------------------------------------------
Total investments                                                                                    23,509.9       25,027.2
Cash and cash equivalents:
   Held by the parent company                                                                           203.5          152.2
   Held by the parent company in segregated accounts                                                     55.4           54.7
   Held by subsidiaries                                                                               1,210.3        2,853.9
Accrued investment income                                                                               691.2          688.6
Finance receivables                                                                                   3,080.1        3,810.7
Finance receivables - securitized                                                                    14,529.7       14,198.5
Cost of policies purchased                                                                            1,388.9        1,657.8
Cost of policies produced                                                                             2,308.7        2,570.2
Reinsurance receivables                                                                               1,466.9          663.0
Goodwill, net of accumulated amortization                                                               600.0        3,695.4
Income tax assets                                                                                        55.2          678.1
Assets held in separate accounts and investment trust                                                 2,107.9        2,376.3
Cash held in segregated accounts for investors                                                          446.9          550.2
Cash held in segregated accounts related to servicing agreements and securitization
transactions                                                                                            951.9          994.6
Other assets                                                                                          2,306.9        1,420.9
-----------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                         54,913.4       61,392.3
-----------------------------------------------------------------------------------------------------------------------------
Liabilities and shareholders' equity
Liabilities:
Liabilities for insurance and asset accumulation products:
   Interest-sensitive products                                                                       15,433.9       15,787.7
   Traditional products                                                                               7,929.3        8,172.8
   Claims payable and other policyholder funds                                                          987.4        1,005.5
   Liabilities related to separate accounts and investment trust                                      2,107.9        2,376.3
   Liabilities related to certificates of deposit                                                     2,037.5        1,790.3
Investor payables                                                                                       446.9          550.2
Other liabilities                                                                                     2,501.3        1,699.3
Investment borrowings                                                                                   604.9        2,242.7
Notes payable:
   Direct corporate obligations                                                                       4,012.4        4,087.6
   Direct finance obligations:
     Master repurchase agreements                                                                       907.4        1,670.8
     Credit facility collateralized by retained interests in securitizations                            506.3          507.3
     Other borrowings                                                                                     9.6          349.8
   Related to securitized finance receivables structured as collateralized borrowings                14,977.5       14,484.5
-----------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                                    52,462.3       54,724.8
-----------------------------------------------------------------------------------------------------------------------------
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts                    1,918.1        1,914.5
-----------------------------------------------------------------------------------------------------------------------------
Shareholders' equity:
Preferred stock                                                                                         501.5          499.6
Common stock and additional paid-in capital                                                           3,499.4        3,484.3
Accumulated other comprehensive loss                                                                   (295.9)        (439.0)
Retained earnings (accumulated deficit)                                                              (3,172.0)       1,208.1
-----------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                                                                              533.0        4,753.0
-----------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                                                          $54,913.4      $61,392.3
-----------------------------------------------------------------------------------------------------------------------------

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                                                                     Conseco (8)
                                                                  Aug. 14, 2002

Conseco, Inc.                                                                           Quarter Ended     Six Months Ended
Consolidated Statement of Operations (in millions)                                        June 30:            June 30:
                                                                                        2002     2001      2002      2001
-----------------------------------------------------------------------------------------------------------------------------
Revenues
Insurance policy income                                                                  $884.5 $1,023.6   $1,841.7 $2,052.8
Net investment income                                                                     806.2  1,033.2    1,641.1  1,931.0
Gain on sale of finance receivables                                                        10.2      6.7       17.4     15.6
Gain on sale of interest in Riverboat                                                       0.0      0.0        0.0    192.4
Net investment losses                                                                    (260.4)   (40.3)    (290.8)  (153.6)
Impairment charge related to retained interests in securitization transactions              0.0    (33.8)       0.0    (41.7)
Fee revenue and other income                                                               81.4    112.9      171.8    228.8
-----------------------------------------------------------------------------------------------------------------------------
Total revenues                                                                          1,521.9  2,102.3    3,381.2  4,225.3
-----------------------------------------------------------------------------------------------------------------------------
Benefits and expenses
Insurance policy benefits                                                                 682.5    900.1    1,477.7  1,775.1
Provision for losses                                                                      250.3    111.0      448.7    226.7
Interest expense                                                                          372.7    407.0      741.4    826.0
Amortization                                                                              256.7    276.2      452.9    428.7
Other operating costs and expenses                                                        288.9    352.4      622.3    699.3
Special charges                                                                           133.0     16.2      202.5     55.8
-----------------------------------------------------------------------------------------------------------------------------
Total benefits and expenses                                                             1,984.1  2,062.9    3,945.5  4,011.6
-----------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes, minority interest, extraordinary gain (loss) and      (462.2)    39.4     (564.3)   213.7
cumulative effect of accounting change
Income tax expense (benefit):
  Income tax expense (benefit) on period income                                          (160.2)    31.0     (191.6)    89.3
  Valuation allowance for deferred tax assets                                           1,003.0      0.0    1,003.0      0.0
-----------------------------------------------------------------------------------------------------------------------------
Income (loss) before minority interest, extraordinary gain (loss) and cumulative       (1,305.0)     8.4   (1,375.7)   124.4
effect of accounting change
Minority interest - distributions on Company-obligated mandatorily redeemable
preferred securities of subsidiary trusts, net of income taxes                             29.2     29.1       58.4     61.3
-----------------------------------------------------------------------------------------------------------------------------
Income (loss) before extraordinary gain (loss)                                         (1,334.2)   (20.7)  (1,434.1)    63.1
Extraordinary gain (loss) on extinguishment of debt, net of income taxes                    1.1     (5.0)       5.1     (4.7)
Cumulative effect of accounting change, net of income taxes                                 0.0      0.0   (2,949.2)     0.0
-----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                                      (1,333.1)   (25.7)  (4,378.2)    58.4
Less preferred stock dividends                                                              0.9      4.6        1.9      8.5
-----------------------------------------------------------------------------------------------------------------------------
Net income (loss) applicable to common stock                                          ($1,334.0)  ($30.3) ($4,380.1)   $49.9
-----------------------------------------------------------------------------------------------------------------------------



     Note on forward-looking statements: All statements, trend analyses and other information contained in this report and elsewhere (such as in filings by Conseco with the Securities and Exchange Commission, press releases, presentations by Conseco or its management or oral statements) relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (ii) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies, including from our process excellence initiatives; (iii) customer response to new products, distribution channels and marketing initiatives; (iv) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (v) performance of our investments; (vi) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (vii) increasing competition in the sale of insurance and annuities and in the finance business; (viii) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (ix) the outcome of Conseco's efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process; (x) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business; (xi) the ultimate outcome of lawsuits filed against Conseco; and (xii) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.


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